Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer, or both, of The Digital Development Group Corp., a Nevada corporation, (“registrant”) hereby constitutes and appoints Martin W. Greenwald, acting individually, as the undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead in any and all capacities, to sign any and all amendments to the registrant’s annual report on Form 10-K for the fiscal year ended December 31, 2012 and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done that such annual report and its amendments shall comply with the Securities Act, and the applicable rules and regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or re-substitute, may lawfully do or cause to be done by virtue hereof.

In accordance with the Securities Exchange Act of 1934, as amended, this report has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

Signature	Title	Date
/s/ MARTIN W. GREENWALD	Chief Executive Officer, Interim Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) and Director (Principal Executive Officer)	July 15, 2013
Martin W. Greenwald
/s/ JOSEPH Q. BRETZ	President and Director	July 15, 2013
Joseph Q. Bretz